================================================================================

                   State Of Nevada [Seal] Department Of State

     I, FRANKIE SUE DEL PAPA, Secretary of State of the State of Nevada, do hereby certify that VENTURECAP, INC. did on the FOURTEENTH day of MAY, 1987, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretarey of State of the State of Nevada, and further, that said Articles contain all the statements of facts required by the law of said State of Nevada.

     IN WITNESS WHEREOF, I have set my hand and affixed the Great Seal of State, at my office in Carson City, Nevada, this FOURTEENTH day of MAY, A.D. 1987.

[SEAL]

                                   /S/ Frankie Sue Del Papa
                                   ------------------------
                                         Secretary of State


                                   By /S/ Nancy [Illegible]
                                   ------------------------
                                                     Deputy

================================================================================

- ----------------------------------------
SECRETARY OF STATE
STATE OF NEVADA

MAY 14, 1987

FRANKIE SUE DEL PAPA  SECRETARY OF STATE

/S/Frankie Sue Del Papa

No. 3690 - 87
- ----------------------------------------


                            ARTICLES OF INCORPORATION
                                       OF
                                VENTURECAP, INC.

I. NAME The name of the corporation is:

                                VENTURECAP, INC.

II. PRINCIPAL OFFICE: The location of the principal office of this corporation within the State of Nevada is located at: c/o Lloyd G. Hollis, 3751 So. Nellis Blvd. Space 310, Las Vegas, Nevada 89121.

III. PURPOSE: The purpose for which this corporation is formed is to engage in any lawful activity.

IV. AUTHORIZATION OF CAPITAL STOCK : The amount of the total authorization of capital stock of the corporation shall be TWENTY THOUSAND DOLLARS ($20,000.00), consisting of twenty Million (20,000,000) shares of common stock with a par value of ONE TENTH OF ONE CENT ($0.001) per share.

V. INCORPORATORS: The names and addresses of each of the incorporators signing these Articles of Incorporation are as follows:

     1.   James E. Glavas, 6640 So. 2475 East Salt Lake City, Utah 84121.

     2.   Bonnie Hollis, 3633 So. 3325 West, West Valley City, Utah 84119.

     3.   Lloyd G. Hollis, 3751 So. Nellis Blvd. Space 310, Las Vegas, Nevada
          89121

VI. DIRECTORS: The governing board of this corporation shall be known as directors and the number of directors may from time to time be increased or decreased in such manner as shall be specified by the bylaws of the corporation; provided, however, the number of directors shall not be reduced to less than three (3).

     The names and addresses of the Directors comprising the first Board of Directors are as follows:

     1.   James E. Glavas, 6640 So. 2475 East Salt Lake City, Utah 84121.

     2.   Bonnie Hollis, 3633 So. 3325 West, West Valley City, Utah 84119.

     3.   Lloyd G. Hollis, 3751 So. Nellis Blvd. Space 310, Las Vegas, Nevada
          89121.

     The name and residence address within the State of Nevada of this corporation's initial resident agent shall be: Lloyd G. Hollis, 3751 So. Nellis Blvd. Space 310, Las Vegas, Nevada 89121.

VII. STOCK NON-ASSESSABLE: The capital stock or the holders thereof, after the amount of the subscription price has been paid in, shall not be subject to any assessment whatsoever to pay the debts of the corporation.

VIII. TERM OF EXISTENCE: This corporation shall have perpetual existence.

IX. CUMULATIVE VOTING: No cumulative voting shall be permitted in the election of Directors.

X. PREEMPTIVE RIGHTS: Stockholders shall not be entitled to preemptive rights.

XI. The directors of the corporation above named, and their duly elected and qualified successors shall have the unqualified right of adoption of and subsequent revision or amendment to the by-laws of this corporation, without resort to approval thereof by shareholders of this corporation.

XII. The directors of the corporation above named, and their duly elected and qualified successors shall have the unqualified right to authorize and issue other and additional classes of stock of this corporation in addition to those herein provided, without resort approval thereof by the shareholders of this corporation.

     IN WITNESS WHEREOF, we have hereunto set our hands and seals this 30th day of Dec. 1986.

                                            /S/ James E. Glavas
                                            -----------------------------
                                            JAMES E. GLAVAS


                                            /S/ Bonnie Hollis
                                            -----------------------------
                                            BONNIE HOLLIS


                                            /S/ Lloyd G. Hollis
                                            -----------------------------
                                            LLOYD G. HOLLIS


STATE OF UTAH           )
                        ) ss.
COUNTY OF SALT LAKE     )


     On this 30th day of Dec. 1986 , before me, a Notary Public, personally appeared James E. Glavas and Bonnie Hollis who acknowledge they executed the above instrument.


                                            /S/ JOAN M. NORTH
                                            -----------------------------
                                            Notary Public

                                            [SEAL]    NOTARY PUBLIC
                                                      STATE OF NEVADA
                                                      County of Clark
                                                      JOAN M. NORTH
                                            My Appointment Expires Jan. 22, 1989

STATE OF NEVADA         )
                        )     ss
COUNTY OF CLARK         )


     On this 30 day of December, 1986, before me, a Notary Public, personally appeared Lloyd G. Hollis who acknowledged he executed the above instrument.


                                            /S/ JOAN M. NORTH
                                            -----------------------------
                                            Notary Public

                                            [SEAL]    NOTARY PUBLIC
                                                      STATE OF NEVADA
                                                      County of Clark
                                                      JOAN M. NORTH
                                            My Appointment Expires Jan. 22, 1989

- --------------------------------
              FILED
      IN THE OFFICE OF THE
       SECRETARY OF STATE
        STATE OF NEVADA

          JUL 11, 1995

         No. 3690 - 87

        /S/ [ILLEGIBLE]
 [ILLEGIBLE] SECRETARY OF STATE

- --------------------------------

     CERTIFICATE OF AMENDMENT TO

     ARTICLES OF INCORPORATION OF

                                VENTURECAP, INC.

     THE UNDERSIGNED President and Secretary of Venturecap, Inc., of the corporation, pursuant to the provisions of Sections 78.385 and 78.390 of the Nevada Revised Statutes, for the purpose of amending the Articles of Incorporation of said Corporation, do hereby certify as follows:

     That the shareholders of said Corporation at its Special Meeting in Lieu of Annual Meeting of Shareholders duly convened and held on the 5th day of July, 1995, adopted a resolution to amend the Articles of Incorporation of the Corporation as follows:

FIRST: Article IV shall be amended to read as follows:

"IV. Authorization of Capital Stock: The aggregate number of shares which the Corporation will have authority to issue is One Hundred Million (100,000,000) shares of common stock, par value $.001 per share, each share of common stock having equal rights and preferences; and Ten Million (10,000,000) shares of preferred stock, par value $.001 per share, which shares of preferred stock may be issued in various series and with terms, rights, voting privileges and preferences to be determined by the Board of Directors at the time of issuance."

     The foregoing amendment to the Articles of Incorporation was duly adopted by the shareholders of the Corporation on the 5th day of July, 1995.

     At the date of the Meeting of Shareholders, the number of shares of the Corporation's common stock outstanding and entitled to vote on the foregoing amendment to the Articles of Incorporation was 955,450. A total of 765,550 shares voted FOR the aforesaid amendment (representing approximately 80% of the issued and outstanding shares of the Corporation) and -0- shares voted AGAINST such amendment.

     DATED this 5th day of July, 1995.

     The undersigned President and Secretary of the Corporation hereby declare that the foregoing Certificate of Amendment To The Articles of Incorporation is true and correct to the best of their knowledge and belief.

STATE OF UTAH       )
                    )   ss.
COUNTY OF SALT LAKE )


- ------------------------------------        /S/ Linda Fredrickson
[SEAL]      Notary Public                   -----------------------------
          LINDA FREDRICKSON                 Notary Public
          751 West 300 South
     Salt Lake City, Utah 84104             Residing at Salt Lake City, Utah
         My Commission Expires
            August 26, 1996
            State Of Utah
- ------------------------------------

My Commission Expires:

AUG. 25, 1998
- ----------------------


     On this 6th day of July, 1995, before me, the undersigned, a Notary Public, in and for said State, personally appeared James R. Glavas and Don Danielsen , who first being duly sworn, did each hereby affirm that they are the President and Secretary, respectively of Venturecap, Inc., a Nevada corporation, and that they did execute the foregoing Amendment to the Articles of Incorporation on behalf of said Corporation and that such instrument was executed pursuant to a resolution of the Board of Directors and ratified by more that a 50% majority of the issued and outstanding shares of the Corporation's common stock.


- ------------------                          /S/ James R. Glavas
RECEIVED                                    -----------------------------
JUL 11 1995                                 JAMES R. GLAVAS, President
[ILLEGIBLE]
SECRETARY OF STATE                          /S/ Don Danielsen
- ------------------                          -----------------------------
                                            DON DANIELSEN, Secretary

- ------------------
RECEIVED
JUL 11 1995
[ILLEGIBLE]
SECRETARY OF STATE
- ------------------

- --------------------------------
              FILED
      IN THE OFFICE OF THE
       SECRETARY OF STATE
        STATE OF NEVADA

          JUL 18, 1995

        /S/ [ILLEGIBLE]

 [ILLEGIBLE] SECRETARY OF STATE
         No. 3690 - 87

- --------------------------------


                               ARTICLES OF MERGER
                                       OF
                             FiberCore Incorporated,
                              a Nevada Corporation
                                      Into
                                Venturecap, Inc.,
                              A Nevada Corporation


     THE UNDERSIGNED, as the President and the Secretary of Venturecap, Inc., a Nevada corporation (the "Surviving Corporation"), as and for the purpose of complying with the provisions of Nevada Revised Statutes ("NRS") Sections 78.451 et seq., and in order to effectuate the merger of FiberCore Incorporated, a Nevada Corporation into Venturecap, Inc., a Nevada Corporation, hereby certifies as follows:

     1. The name of the Constituent Corporation is FiberCore Incorporated and its place of incorporation was the State of Nevada. The name of the Surviving Corporation is Venturecap, Inc. and its place of incorporation was also the State of Nevada.

     2. A plan of merger has been adopted by the Board of Directors of each corporation that is a party to this merger.

     3. The plan of merger was submitted by the Board of Directors of the Surviving Corporation to is stockholders pursuant to the Nevada Revised Statutes. Of the 955,451 outstanding shares of Venturecap common stock, par value, $.001 per share at the time of the vote, all were entitled to vote on the plan of the merger, 765,550 were represented at the shareholders meeting, 765,550 shares were voted in favor of the plan of merger and 0 shares were voted against the plan and the number of votes cast in favor of the plan was sufficient for approval of the plan of merger.

     4. The plan of merger was submitted by the Board of Directors of the Constituent Corporation to its stockholders pursuant to the Nevada Revised Statutes. Of the 6,605,277 outstanding shares of FiberCore common stock, par value, $.01 per share, holders representing 5,333,334 shares agreed to the plan of merger by written consent, and the consent of such stockholders was sufficient for approval.

     4. The Articles of Incorporation of the Surviving Corporation are hereby amended as follows:

     Article 1 of the Articles of Incorporation is deleted in its entirety and replaced by the following:

     The Name of the Corporation is FiberCore, Inc.

     5. A complete executed plan of merger is on file at the office of the registered agent of the Surviving Corporation which is hereby changed to be:

            Corporation Trust Company
            One East 1st Street, Suite 1600
            Reno, Nevada 89501

            Formerly the registered agent was:

            Broadmoor Associates, Inc.
            3916 Orville Circle
            Las Vegas, Nevada 89108

     6. A copy of the plan of merger will be furnished by the Surviving Corporation on request and without any cost to any stockholder of any corporation which is a party to this merger.

     7. The effective date of the merger is the date upon which these Articles of Merger are filed in the Office of the Secretary of State of the State of Nevada.

     IN WITNESS WHEREOF, we have set forth our hands as of the 18th day of July, 1995.


                                    VENTURECAP, INC


                                    By__________________
                                        Name:
                                        Title: President


                                    By__________________
                                        Name:
                                        Title: Secretary

                                    FIBERCORE, INCORPORATED


                                    By /S/ Mond Aslami
                                       -----------------------
                                        Name:  MOND ASLAMI
                                        Title: President


                                    By /S/ Charles De Luca
                                       -----------------------
                                        Name:  CHARLES DE LUCA
                                        Title: Secretary

- ------------------
[ILLEGIBLE]
JUL 18 1995
[ILLEGIBLE]
- ------------------

     IN WITNESS WHEREOF, we have set forth our hands as of the 18 day of July, 1995.


                                    VENTURECAP, INC


                                    By /S/ James R. Glavas
                                       ----------------------
                                        Name:
                                        Title: President


                                    By /S/ Don Danielsen
                                       ----------------------
                                        Name:
                                        Title: Secretary


                                    FIBERCORE INCORPORATED


                                    By__________________
                                        Name:
                                        Title: President


                                    By__________________
                                        Name:
                                        Title: Secretary

     THE CORPORATION TRUST COMPANY OF NEVADA hereby accepts the appointment as Resident Agent of FIBERCORE, INC.

     Date: July 12, 1995

                                         THE CORPORATION TRUST COMPANY OF NEVADA
                                                               Resident Agent


                                         By /S/ Timothy E. Carlson
                                           -------------------------------------
                                                TIMOTHY E. CARLSON
                                                ASSISTANT SECRETARY

- ------------------
RECEIVED
JUL 18 1995
[ILLEGIBLE]
- ------------------

STATE OF    UTAH        )
                        )  ss
COUNTY OF SALT LAKE     )

      On this 18 day of July, 1995, before me, the undersigned, a Notary
Public, in and for said State, personally appeared James R. Glavas and Don Danielsen, who first being duly sworn, did each hereby affirm that they are the President and Secretary, respectively of Venturecap, Inc., a Nevada corporation, and that they did execute the forgoing Article of Merger on behalf of said Corporation and that such instrument was executed pursuant to a resolution on the Board of Directors and ratified by more than 50% majority of the issued and outstanding shares of the Corporation's common stock.


                                           /S/ Kelly A. Henderson
                                           -----------------------------
                                               Notary Public

                                           Residing at Salt Lake City, Utah


My Commission Expires:

JAN-25-1999
- ----------------------


- ------------------------------------
[SEAL]      Notary Public
          /S/ KELLY A. HENDERSON
          455 South 300 East ____
     Salt Lake City, Utah 84111
         My Commission Expires
            January 5, 1999
            State Of Utah
- ------------------------------------

- ------------------
RECEIVED
JUL 18 1995
[ILLEGIBLE]
- ------------------